UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 5, 2003
                                                         -----------------

                             Commerce Bancorp, Inc.
                             ----------------------
             (Exact name of registrant as specified in its charter)




       New Jersey                       0-12874                  22-2433468
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
   of incorporation)                                      Identification Number)


Commerce Atrium, 1701 Route 70 East, Cherry Hill, NJ              08034-5400
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(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code: 856-751-9000
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ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

The following information is included in this document as a result of the Company's desire to comply with its policy regarding public disclosure of corporate information. The Company may or may not continue to provide similar information in the future using this format.

Forward-looking Statements and Associated Risk Factors

The Company may from time to time make written or oral "forward-looking statements", including statements contained in the Company's filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company's control). The words "may", "could", "should", "would", "believe", "anticipate", "estimate", "expect", "intend", "plan", and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company's financial performance to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB"); inflation; interest rates, market and monetary fluctuations; the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers; the willingness of customers to substitute competitors' products and services for the Company's products and services and vice versa; the impact of changes in financial services' laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; future acquisitions; the expense savings and revenue enhancements from acquisitions being less than expected; the growth and profitability of the Company's non-interest or fee income being less than expected; unanticipated regulatory or judicial proceedings; changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

(1) Question: Do you expect to meet the current First Call estimates of $2.53 for 2003 and $2.89 for 2004?

Answer:
-------
We expect to meet or exceed estimates for the third quarter, fourth quarter and the entire year. The First Call estimate of $2.53 for all of 2003 reflects a 24% annual increase in earnings per share over the actual 2002 earnings per share of $2.04.

We expect to meet or exceed the current First Call EPS 2004 estimate of $2.89.

(2) Question: What is the effect on your projected income from the recent dramatic increase in long-term rates?

Answer:
-------
To the extent that the shape of the yield curve steepens, our earnings power increases. The recent 100+ basis points increase in long-term rates should increase our net interest margin percentage and net income in the months ahead.




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(3)  Question: Are you planning to issue more common stock?

Answer:
-------
Because deposits for the last two years have been growing in excess of 40% a year, we require additional capital beyond our internal rate of capital growth.

In September 2003, we plan to issue approximately $225 million in common stock.

The issuance of these new shares will increase our book value by approximately $1.75 per share.

The issuance of these new shares would have raised our regulatory capital leverage ratio at June 30, 2003 from 6.04% to approximately 7.21%.

The issuance of these new shares will not affect our ability to meet or exceed the First Call earning estimates for 2003 and 2004.

(4) Question: How many branches will you open in all of 2003 and in what markets?

Answer:
-------
During 2003 Commerce will open 46 new offices in the Metro Philadelphia and Metro New York markets. In the last two years we will have added 20+ offices in New York City and 10+ offices in Long Island.

(5) Question: Is your rapid expansion and investment in fixed assets in any way capital constrained?

Answer:
-------
Capital investments are constrained by regulatory limitations. As of June 30, 2003, we have invested only approximately 30% of our maximum capital expenditures limit. We do not envision a scenario where the regulatory capital expenditures limit will be an expansion constraint.

(6)  Question: How is your expansion going in New York City and Long Island?

Answer:
-------
Our offices in New York City and Long Island have been tremendously successful and are growing at the rate of approximately $100 million in deposits per branch per year. Long Island, despite expansion from scratch, is already operating on a profitable basis. We plan to have 400 offices in the Metropolitan New York market over the next five years.



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(7)  Question: How has the recent increase in long-term rates affected your securities portfolio and balance sheet?

Answer:
-------
Banking is the business of interest rate risk management. We monitor rate risk by utilizing a market value of equity at risk model (MVE) which prices and reprices all the company's assets and liabilities at current, up 200 basis points, and down 100 basis points environments. Shown below is the June 30, 2003 MVE model, on a per share basis.

                                  Market Value
                                   Of Equity
                                 (in millions)               Per Share
                                 -------------               ---------
Plus 200 basis points               $4,183                    $60.07

Current Rates                       $3,804                    $54.63

Minus 100 basis points              $2,885                    $41.43

In general, in a rising rate environment, the value of our core deposits increases more than the decline in the value of our investment portfolio.

(8) Question: How do mark-to-market gains/losses in the securities portfolio affect regulatory capital?

Answer:
-------
Appreciation or depreciation resulting from the marking to market of the available for sale securities portfolio has no effect on regulatory capital.

(9)  Question: How do you measure your internal growth rate?

Answer:
-------
We believe the value of Commerce is in our rapidly growing, long-life, low-cost core deposits.

Like any retailer, we report existing store growth as year-to-year comparable store deposit growth for stores opened two+ years (comps).

For the last six (6) quarters, our year-over-year comp store deposit growth has been over 28%.

(10) Question: Do you intend to expand outside of Philadelphia and New York?

Answer:
-------
We have stated that in the next 10 years we expect to build approximately 1,000 offices from Washington through Boston, which could generate $100 billion in deposits.

During the fourth quarter of 2003, we expect to announce expansion into either the Washington-Baltimore market or the Metropolitan Boston market beginning in 2005.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date: September 5, 2003                   COMMERCE BANCORP, INC.

                                          By:  /s/ DOUGLAS J. PAULS
                                               -------------------------
                                          Douglas J. Pauls
                                          Senior Vice President and Chief
                                          Financial Officer